As filed with the Securities and Exchange Commission on April 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________________

Weidai Ltd.

(Exact name of registrant as specified in its charter)

_____________________________

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

50/F, West Building, Fortune Finance Center

No. 33 Jiefang East Road

Jianggan District, Hangzhou

Zhejiang Province, 310016

The People’s Republic of China

Tel: +86 185 0164 1666

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________

2018 SHARE INCENTIVE PLAN

(Full title of the plan)

_____________________________

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, N.Y. 10016

+1(800)221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Security Act. ☐

Copies to:

Leo Li, Chief Financial Officer

50/F, West Building, Fortune Finance Center

No. 33 Jiefang East Road

Jianggan District, Hangzhou

Zhejiang Province, 310016

The People’s Republic of China

+86 185 0164 1666

Shuang Zhao, Esq. Cleary, Gottlieb, Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2521-4122

_____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary shares, par value US$0.000002 per share	1,419,561 (3)	US$1.00(5)	US$1,419,561.00	US$172.05
Class A Ordinary shares, par value US$0.000002 per share	71,390(4)	US$10.00(7)	US$713,900.00	US$86.52
Class A Ordinary shares, par value US$0.000002 per share	1,809,049(6)	US$10.00(7)	US$ 18,090,490.00	US$2192.57
Total(8)	3,300,000		US$ 20,223,951.00	US$2,451.14

(1)	These shares may be represented by the American depositary shares (“ADSs”) of Weidai Ltd. (the “Registrant”), each of which represents one Class A ordinary share, par value US$0.000002 per share (the “Class A Ordinary Share”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (333-227701).
(2)	Represents Class A Ordinary Shares issuable upon exercise of options and pursuant to other awards granted under the 2018 Share Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2018 Share Incentive Plan.
(3)	Represents Class A Ordinary Shares of the Registrant issuable upon exercise of outstanding options granted under the 2018 Share Incentive Plan.
(4)	Represents Class A Ordinary Shares of the Registrant can be acquired upon vesting of outstanding restricted share units granted under the 2018 Share Incentive Plan.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of US$1.00 per share represents the weighted average of the exercise prices for outstanding options under the 2018 Share Incentive Plan.
(6)	Represents Ordinary Shares of the Registrant reserved for future award grants under the 2018 Share Incentive Plan.
(7)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on US$10.00 per ADS, the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on April 15, 2019 and adjusted for the Class A Ordinary Share-to-ADS ratio.

(8)	Any Class A ordinary share covered by an award granted under the Plans (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from the Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2018 Share Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s initial public offering registration statement on Form F-1, as amended (File No. 333-226790) filed with the Commission on August 10, 2018; and

(b)	The description of the Registrant’s Ordinary Shares incorporated by reference in the Registrant’s registration statement on Form 8-A, as amended (File No. 001-38734) filed with the Commission on November 7, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

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The Registrant’s third amended and restated articles of association, adopted by its shareholders on November 15, 2018 provide that the Registrant shall indemnify each of its directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Pursuant to the indemnification agreements, the form of which was filed as Exhibits 10.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-226790) (the “Form F-1”), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s Form F-1, also provides for indemnification by the underwriters of the Registrant, its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents and specified in the Underwriting Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

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(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hangzhou, China, on April 15, 2019.

Weidai Ltd.

By:	/s/ Leo Li
Name: Leo Li
Title: Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Hong Yao and Leo Li, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on April 15, 2019.

Name and Signature	Capacity

/s/ Hong Yao	Chairman of the Board of Directors and Chief Executive Officer
Hong Yao	(Principal Executive Officer)

/s/ Feng Chen	Director
Feng Chen

/s/ Yuqun Sun	Director
Yuqun Sun

/s/ Desheng Ding	Director
Desheng Ding

/s/ Wei Ye	Director
Wei Ye

/s/ Leo Li	Chief Financial Officer
Leo Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Weidai Ltd. has signed this registration statement or amendment thereto in New York on April 15, 2019.

Authorized U.S. Representative

By:	/s/ Siu Fung Ming
Name: Siu Fung Ming Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Memorandum and Articles of Association, as currently in effect (incorporated by reference to Exhibit 3.2 of our Registration Statement on Form F-1 (file No. 333-226790) filed with the Securities and Exchange Commission on August 10, 2018)
4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of our Registration Statement on Form F-1 (file No. 333-226790) filed with the Securities and Exchange Commission on November 7, 2018)
5.1*	Opinion of Conyers Dill & Pearman, regarding the legality of the Class A Ordinary Shares being registered
10.1	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (file No. 333-226790) filed with the Securities and Exchange Commission on August 10, 2018)
23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Powers of attorney (included on signature page hereto)

* Filed herewith.